UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 16, 2008
Date of Report (Date of Earliest Event Reported)

ESP RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52506	98-0440762
(State or other Jurisdiction)	(Commission File No.)	(IRS Employer I.D. No.)

111 Congress Avenue, Suite 400 Austin, TX 78701
(Address of Principal Executive Offices)

(512) 391-3868
(Registrant's Telephone Number)

N/A
(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4)

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendments to Articles of Incorporation

In connection with the consummation of the Share Exchange Agreement mentioned in our Form 8-K filed on January 9, 2009, on December 16, 2008, we changed our name to “ESP Resources, Inc.”

Change in Fiscal Year

Prior to the execution of the Share Exchange Agreement, our fiscal year end was May 30. As a result of the Share Exchange Agreement and following the interpretive guidelines of the Commission, on February 24, 2009 our Board of Directors elected to change our year end to December 31, to match the year end of ESP. As a result of the interpretive guidelines of the Commission mentioned above, no transition report is required in connection with such change in fiscal year end. Accordingly, we intend to file an annual report on Form 10-K for the year ended December 31, 2008 and subsequently file a quarterly report on Form 10-Q for the period ended March 31, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2009

/s/ Chris Metcalf
Chris Metcalf
Chief Executive Officer and Director